ADDENDUM TO ACQUISITION AGREEMENT

AND PLAN OF MERGER

THIS ADDENDUM to the Acquisition Agreement and Plan of Merger dated June 12, 2009 (the “Agreement”), is entered into by and among Minatura Gold, a Nevada corporation (“MGOL”), Gold Resource Partners, LLC, a Nevada limited liability company (“GRP”), and Boatatopia Sub Co., a Nevada corporation (“SUB CO”), collectively the Parties, on this 24th day of November, 2009.

As a result of input from Columbian counsel, Columbian accountants, US tax counsel, and US securities counsel, the Parties have restructured the nature of the transactions as described in the original Agreement, to reflect the most efficient manner to resolving technical legal and accounting issues with the intent of retaining the original material terms of the Agreement. Therefore, the original Agreement and any addendums are hereby terminated as of November 24th, 2009.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Addendum as of the day and year first above written.

Gold Resource Partners, LLC	Boatatopia Sub Co.
A Nevada limited liability company	a Nevada Corporation

By: /S/ Paul Dias	By: /S/ Dan Van Ness
Paul Dias, Managing Member	Dan Van Ness, President

Minatura Gold
A Nevada Corporation

By: /S/ Paul Dias
Paul Dias, CEO